UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2017

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2017, James J. Burns, a member of the Board of Directors (the “Board”) of Cedar Realty Trust, Inc. (“the “Company”), informed the Board that he will retire from the Board effective at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”) and will not stand for re-election to the Board at the Annual Meeting. Mr. Burns’ decision to retire and not stand for re-election to the Board was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s financial condition or financial reporting.

The Company deeply appreciates Mr. Burns’ significant contributions during his 16 years of service on the Board and related committees, including his long time service as chair of the Company’s Audit Committee. The Company wishes Mr. Burns well in the future.

The Board expects to present a nominee to succeed Mr. Burns on the Board and relevant committees. The nominee will be included in the Company’s forthcoming proxy statement, which will be mailed to stockholders in advance of the 2017 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2017

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

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